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Exhibit 99.2

CONSENT OF DONALD W. GRIGLEY

October 16, 2003

        I consent to the use of my name as a Trustee Nominee in the section "Management" in the Registration Statement to be filed by Falcon Financial Investment Trust on Form S-11 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein.

/s/ DONALD W. GRIGLEY Donald W. Grigley

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  Exhibit 99.2
CONSENT OF DONALD W. GRIGLEY